Exhibit 99.1

Major General (Ret.) Barbara J. Faulkenberry
Appointed to USA Truck Board of Directors

Brings Extensive Experience in Complex Operations and Logistics

VAN BUREN, ARK. – January 6, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced the appointment of Major General (Ret.) Barbara J. Faulkenberry to its board of directors effective immediately.

USA Truck Chairman Robert A. Peiser commented, “We are honored to welcome General Faulkenberry to our board. Her military accomplishments are substantial and we believe her vast experience with the operations of large and complex organizations and their people during critical missions will be a great asset to USA Truck as we work to enhance the operational effectiveness of USA Truck’s trucking business and grow our asset-light business.”

General Faulkenberry, who served in the U.S. Air Force for more than three decades, retired in 2014 as the Vice Commander, 18th Air Force, Scott Air Force Base, IL. In that capacity, she was responsible for the command’s worldwide mission of providing rapid global mobility for U.S. armed forces through airlift, aerial refueling and aeromedical evacuation. She was also responsible for enroute and contingency logistics support. Her command included 37,000 active-duty airmen and civilians and 1,100 aircraft across the globe.

During her career in the Air Force, General Faulkenberry served in a wide variety of operational positions, including squadron, group, wing and task force command. She held key leadership positions in various military operations, including Director of Mobility Forces for the U.S. Central Command during the drawdown of forces in Iraq and the simultaneous buildup in Afghanistan. Her staff assignments included experience in operations, logistics, strategy, international negotiations, governmental affairs and leadership development.

Among the significant awards General Faulkenberry received during her military service were the Defense Superior Service Medal, the Legion of Merit with Three Oak Clusters, the Airman’s Medal, and the Bronze Star Medal with Two Oak Leaf Clusters.

Since retiring from the military, General Faulkenberry has served as an Advisor for Momentum Aviation Group, a Trustee for the Air Force Academy’s Falcon Foundation and a Director of two not-for-profit organizations.

General Faulkenberry earned a Bachelor of Science in Operations Research from the U.S. Air Force Academy and a Master of Business Administration from Georgia College.  During her military service, she also earned a Master’s degree in National Security from the National Defense University.

USA Truck also announced that Richard B. Beauchamp will not stand for re-election to the Board at the Company’s annual meeting in 2016.  Mr. Beauchamp is a Class III Director whose term will expire at that meeting.  General Faulkenberry has been appointed as a Class I Director, whose term will expire at the annual meeting in 2017.  These adjustments will create greater parity among the three classes of directors.

Mr. Peiser added, “We would like to express our appreciation to Rick Beauchamp for all of the contributions he has made to the Company and the Board over the past ten years. Speaking for the entire Board, we are fortunate to have worked with him and wish him the best in his future endeavors.”

About USA Truck
USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the "Financial Releases" tab of the "Investors" menu.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including statements concerning expected financial and operating improvements and management capability, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact
Michael Borrows, EVP & CFO
USA Truck, Inc.
(479) 471-3523
Michael.Borrows@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

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